Press Release #201122	FOR IMMEDIATE RELEASE	July 22, 2011

ENERTOPIA Begins Geophysical Survey at Copper Hills Silver-Copper Property, New Mexico

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") is pleased to report that the IP/ Resistivity Survey for Copper Hills, New Mexico has been started.

Ground based geophysical surveys have begun on Enertopia’s Copper Hills project covering 56 located mining claims over 1,150 acres which is located approximately 45 miles west of Socorro, New Mexico on BLM lands. The geophysics survey will comprise approximately 28.4 line kilometres and is designed to identify potential deeper sulphide bearing targets.

Enertopia has engaged ZONGE International, Inc. of Tucson, AZ to complete the IP and Resistivity survey as outlined in our 43-101 technical report for the Copper Hills property.

This work program, along with sampling later this summer, is in preparation for the upcoming reverse circulation drilling program expected to require about 1,125 meters of drilling in 15 holes, each about 75 meters in depth and spaced on a 50 meter x 50 meter grid.

"We are pleased to have a field crew in place and to be advancing our understanding of the Copper Hills property," said Robert McAllister, President. “We’re in a mining-friendly jurisdiction with good infrastructure and are fortunate to have advanced exploration projects.”

Donald Findlay, MSc. PGeo., a Qualified Person under the meaning of Canadian.National Instrument 43-101, is responsible for the technical content of this press release.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. The company searches for projects that could provide potential above-market returns. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6422

Media Contact:
Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@enertopia.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding potential reserves, exploration results, development or production programs, capital and operating expenditures, future revenue estimates, ability to produce or concentrate, availability of future financing and future plans and objectives of Enertopia Corporation. Actual results relating to, among other things, reserves, results of exploration, capital costs, corporate finance, and production costs could differ materially from those currently anticipated in such statements. Some but not all of the factors affecting forward-looking statements include: the speculative nature of mining exploration, production and development activities; changes in reserve estimates; the productivity of Enertopia's proposed properties; changes in the operating costs; changes in economic conditions and conditions in the resource, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates; technological, and mechanical and operational difficulties encountered in connection with Enertopia’s exploration and development activities. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company. There is no assurance that the Copper Hills or Arizona property or exploration thereof, will have any measurable impact upon the Company.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.